Exhibit 99.1

Contacts:

Investor Relations:	Eric J. Shick Vice President, Investor Relations (908) 277-8413

Media Relations:	Scott T. Lowry Vice President and Treasurer (908) 277-8365

BARD ANNOUNCES FOURTH QUARTER RESULTS

DILUTED EPS OF $1.08, $1.39 ON ADJUSTED BASIS

MURRAY HILL, NJ — (January 28, 2010) — C. R. Bard, Inc. (NYSE: BCR) today reported 2009 fourth quarter financial results. Fourth quarter 2009 net sales were $676.9 million, an increase of 7 percent over the prior-year period. Excluding the impact of foreign exchange, fourth quarter 2009 net sales increased 4 percent over the prior-year period.

For the fourth quarter 2009, net sales in the U.S. were $460.5 million and net sales outside the U.S. were $216.4 million, an increase of 6 percent and 9 percent, respectively, over the prior-year period. Excluding the impact of foreign exchange, fourth quarter 2009 net sales outside the U.S. increased 2 percent over the prior-year period.

Net sales for the full year 2009 were $2,534.9 million, an increase of 3 percent over the prior-year period. Excluding the impact of foreign exchange, full year 2009 net sales increased 6 percent over the prior-year period.

For the fourth quarter 2009, net income attributable to common shareholders was $105.9 million and diluted earnings per share available to common shareholders were $1.08, a decrease of 29 percent and 26 percent, respectively, as compared to fourth quarter 2008 results. Adjusting for items that affect comparability between periods as detailed in the tables below, fourth quarter 2009 net income attributable to common shareholders was $136.8 million and diluted earnings per share available to common shareholders were $1.39, an increase of 13 percent and 18 percent, respectively, as compared to fourth quarter 2008 results.

For the full year 2009, net income attributable to common shareholders was $460.1 million and diluted earnings per share available to common shareholders were $4.60, an increase of 10 percent and 14 percent, respectively, as compared to full year 2008 results. Adjusting for items that affect comparability between periods, full year 2009 net income attributable to common shareholders was $509.5 million and diluted earnings per share available to common shareholders were $5.09, an increase of 12 percent and 15 percent, respectively, as compared to full year 2008 results.

Timothy M. Ring, chairman and chief executive officer, commented, “We conclude 2009 with confidence in our growth strategy and a stronger conviction to invest for the future. While challenges in our industry continue, we delivered another strong earnings quarter. We are pleased with the growth in our R&D investments and the productivity of our business development activities, closing five transactions this quarter. Our efforts this year have laid a solid foundation for further acceleration in the development and acquisition of new products to drive long-term shareholder value.”

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our September 30, 2009 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Income

(dollars and shares in thousands except per share amounts, unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net sales	$676,900	$634,200	$2,534,900	$2,452,100
Costs and expenses
Cost of goods sold	255,200	242,600	959,000	949,300
Marketing, selling and administrative expense	184,000	179,200	682,500	709,500
Research and development expense	58,500	40,000	179,600	199,100
Interest expense	2,800	3,000	11,800	12,100
Other (income) expense, net	13,000	2,700	30,500	29,400

Total costs and expenses	513,500	467,500	1,863,400	1,899,400

Income from operations before income taxes	163,400	166,700	671,500	552,700

Income tax provision	57,600	16,400	210,100	133,400

Net income	105,800	150,300	461,400	419,300

Net (loss) income attributable to noncontrolling interest	(100)	900	1,300	2,800

Net income attributable to common shareholders	$105,900	$149,400	$460,100	$416,500

Basic earnings per share available to common shareholders (1)	$1.09	$1.48	$4.66	$4.13

Diluted earnings per share available to common shareholders (1)	$1.08	$1.46	$4.60	$4.05

Wt. avg. common shares outstanding - basic	96,200	99,300	97,700	99,500

Wt. avg. common and common equivalent shares outstanding - diluted	97,400	101,000	99,000	101,500

(1)	Reflects the retrospective adoption of new guidance on determining whether awards granted in share-based payment transactions are participating securities. See Notes to Earnings per Share included within this press release for additional information.

Product Group Summary of Net Sales

(dollars in thousands, unaudited)

	Quarter Ended December 31,				Twelve Months Ended December 31,
	2009	2008	Change	Constant Currency	2009	2008	Change	Constant Currency
Vascular	$181,400	$168,500	8%	4%	$681,500	$643,100	6%	9%
Urology	185,300	188,900	-2%	-3%	700,300	708,500	-1%	1%
Oncology	178,900	163,600	9%	7%	678,700	646,600	5%	7%
Surgical Specialties	108,700	95,500	14%	11%	387,800	368,200	5%	7%
Other	22,600	17,700	28%	27%	86,600	85,700	1%	4%

Net sales	$676,900	$634,200	7%		$2,534,900	$2,452,100	3%

Foreign exchange impact		13,900				(53,400)

Constant Currency	$676,900	$648,100		4%	$2,534,900	$2,398,700		6%

Reconciliation of Earnings

(dollars in millions except per share amounts, unaudited)

	Quarter Ended December 31, 2009
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders (1) (2)
GAAP Basis	$255.2	$184.0	$58.5	$13.0	$57.6	$105.9	$1.08
Items that affect comparability of results between periods:
Acquisition related adjustments	(0.3)	(1.6)	(13.4)	(3.2)	4.7	13.8
Asset disposition	-	-	-	(2.7)	1.0	1.7
Insurance settlement charge	-	-	-	(25.0)	0.5	24.5
Insurance recovery	-	-	-	18.0	(6.8)	(11.2)
Tax adjustment	-	-	-	-	(2.1)	2.1

Total	(0.3)	(1.6)	(13.4)	(12.9)	(2.7)	30.9	0.32

Adjusted Basis	$254.9	$182.4	$45.1	$0.1	$54.9	$136.8	$1.39

	Quarter Ended December 31, 2008
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders (1) (2)
GAAP Basis	$242.6	$179.2	$40.0	$2.7	$16.4	$149.4	$1.46
Items that affect comparability of results between periods:
Tax adjustment	-	-	-	-	28.3	(28.3)	(0.28)

Adjusted Basis	$242.6	$179.2	$40.0	$2.7	$44.7	$121.1	$1.18

	Twelve Months Ended December 31, 2009
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders (1) (2)
GAAP Basis	$959.0	$682.5	$179.6	$30.5	$210.1	$460.1	$4.60
Items that affect comparability of results between periods:
Acquisition related adjustments	(0.4)	(2.4)	(15.7)	(3.2)	4.8	16.9
Asset dispositions	(1.2)	-	-	(7.2)	1.5	6.9
Insurance settlement charge	-	-	-	(25.0)	0.5	24.5
Insurance recovery	-	-	-	18.0	(6.8)	(11.2)
Restructuring charge	-	-	-	(15.4)	5.2	10.2
Tax adjustment	-	-	-	-	(2.1)	2.1

Total	(1.6)	(2.4)	(15.7)	(32.8)	3.1	49.4	0.49

Adjusted Basis	$957.4	$680.1	$163.9	$(2.3)	$213.2	$509.5	$5.09

	Twelve Months Ended December 31, 2008
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders (1) (2)
GAAP Basis	$949.3	$709.5	$199.1	$29.4	$133.4	$416.5	$4.05
Items that affect comparability of results between periods:
Asset disposition	(3.7)	-	-	(36.8)	5.6	34.9
Acquisition related adjustments	-	-	(49.3)	-	18.2	31.1
Reorganization costs	-	-	-	(1.3)	0.5	0.8
Gain on asset sale	-	-	-	0.7	(0.1)	(0.6)
Tax adjustments	-	-	-	-	27.3	(27.3)

Total	(3.7)	-	(49.3)	(37.4)	51.5	38.9	0.38

Adjusted Basis	$945.6	$709.5	$149.8	$(8.0)	$184.9	$455.4	$4.42

(1)	Reflects the retrospective adoption of new guidance on determining whether awards granted in share-based payment transactions are participating securities. See Notes to Earnings per Share included within this press release for additional information.
(2)	Total per share amounts may not add due to rounding.

Notes to Reconciliation of Earnings

•

For the fourth quarter 2009, the following items affected the comparability of results between periods: (i) charges of $18.5 million pre-tax for acquisition related adjustments including purchased research and development, contract termination costs, and other transaction costs consisting primarily of legal and valuation costs directly related to acquisition activities; (ii) a charge of $2.7 million pre-tax for an asset disposition; (iii) a charge of $25.0 million pre-tax related to an insurance settlement; (iv) a gain of $18.0 million pre-tax for an insurance recovery; and (v) an increase of $2.1 million in the income tax provision resulting from a tax assessment that related to prior periods. The net effect of these items decreased net income attributable to common shareholders by $30.9 million, or $0.32 diluted earnings per share available to common shareholders.

•

For the fourth quarter 2008, a decrease in the income tax provision as a result of the completion of the U.S. Internal Revenue Service (IRS) examination for the tax years of 2003 and 2004 affected the comparability of results between periods. The effect of this item increased net income attributable to common shareholders by $28.3 million, or $0.28 diluted earnings per share available to common shareholders.

•

For the twelve months ended December 31, 2009, the following items affected the comparability of results between periods: (i) charges of $21.7 million pre-tax for acquisition related adjustments including purchased research and development, contract termination costs, and other transaction costs consisting primarily of legal and valuation costs directly related to acquisition activities; (ii) charges of $8.4 million pre-tax for asset dispositions; (iii) a charge of $25.0 million pre-tax related to an insurance settlement; (iv) a gain of $18.0 million pre-tax for an insurance recovery; (v) a charge of $15.4 million pre-tax for restructuring; and (vi) an increase of $2.1 million in the income tax provision resulting from a tax assessment that related to prior periods. The net effect of these items decreased net income attributable to common shareholders by $49.4 million, or $0.49 diluted earnings per share available to common shareholders.

•

For the twelve months ended December 31, 2008, the following items affected the comparability of results between periods: (i) a charge of $40.5 million pre-tax for an asset disposition; (ii) a charge of $49.3 million pre-tax for acquisition related adjustments consisting of purchased research and development; (iii) a charge of $1.3 million pre-tax for reorganization costs; (iv) a gain of $0.7 million pre-tax associated with the sale of an asset; and (v) a net decrease of $27.3 million in the income tax provision, including a decrease of $28.3 million as a result of the completion of the IRS examination for the tax years of 2003 and 2004, offset by an increase of $1.0 million due to a tax-related interest adjustment. The net effect of these items decreased net income attributable to common shareholders by $38.9 million, or $0.38 diluted earnings per share available to common shareholders.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP financial measures are reconciled to their most directly comparable GAAP measures in the above tables.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding charges for acquisition related adjustments and asset dispositions; (2) marketing, selling and administrative expenses excluding acquisition related adjustments; (3) research & development expense excluding acquisition related adjustments; (4) other (income) expense, net, excluding charges for acquisition related adjustments, asset dispositions, a charge related to an insurance settlement, a gain for an insurance recovery, a restructuring charge, reorganization costs and a gain on an asset sale; (5) income tax provision excluding an increase resulting from a tax assessment that related to prior periods, a decrease resulting from the completion of the IRS examination for the tax years of 2003 and 2004, an increase due to a tax-related interest adjustment and the tax effect of the items set forth in (1) through (4) above; (6) net income attributable to common shareholders excluding the items set forth in (1) through (5) above; and (7) diluted earnings per share available to common shareholders excluding the items set forth in (1) through (5) above.

The company excluded the items described above because they may cause certain statements of income categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported these non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP financial measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP financial information. Management compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP financial measure. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.

Notes to Earnings per Share

(dollars and shares in thousands, except per share amounts, unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Earnings per Share Numerator (1): GAAP Basis - basic and diluted
Net income attributable to common shareholders	$105,900	$149,400	$460,100	$416,500
Less: Income allocated to participating securities	1,100	2,100	5,000	5,800

Net income available to common shareholders	$104,800	$147,300	$455,100	$410,700

Earnings per Share Numerator (1): Adjusted Basis - diluted
Net income attributable to common shareholders	$136,800	$121,100	$509,500	$455,400
Less: Income allocated to participating securities	1,300	1,700	5,400	6,300

Net income available to common shareholders	$135,500	$119,400	$504,100	$449,100

Earnings per Share Denominator:
Wt. avg. common shares outstanding - basic	96,200	99,300	97,700	99,500

Wt. avg. common and common equivalent shares outstanding - diluted	97,400	101,000	99,000	101,500

Earnings per Share: GAAP Basis
Basic earnings per share available to common shareholders	$1.09	$1.48	$4.66	$4.13

Diluted earnings per share available to common shareholders	$1.08	$1.46	$4.60	$4.05

Earnings per Share: Adjusted Basis
Diluted earnings per share available to common shareholders	$1.39	$1.18	$5.09	$4.42

(1)	Basic and diluted earnings per share available to common shareholders is calculated using a numerator, which represents the total of net income attributable to common shareholders less income allocated to participating securities.